Exhibit 99.1
CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
July 24, 2008
STARWOOD REPORTS SECOND QUARTER 2008 RESULTS
WHITE PLAINS, NY, July 24, 2008 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2008 financial results.
Second Quarter 2008 Highlights
•	EPS from continuing operations was $0.56.

•	Income from continuing operations was $107 million.

•	Total Company Adjusted EBITDA was $299 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 9.6% compared to the second quarter of 2007. System-wide REVPAR for Same-Store Hotels in North America increased 3.0%.

•	Management and franchise revenues increased 11.6% compared to 2007.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 6.8% compared to the second quarter of 2007. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 5.2%.

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide and in North America decreased 84 and 58 basis points, respectively, compared to the second quarter of 2007.

•	Reported revenues from vacation ownership and residential sales decreased 29.2% compared to 2007.

•	The Company signed 37 hotel management and franchise contracts in the quarter representing approximately 9,000 rooms.

•	During the second quarter, the Company repurchased approximately 3.8 million shares at a cost of $182 million.

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2008 of $0.56 compared to $0.67 in the second quarter of 2007. Excluding special items, which net to zero in 2008, EPS from continuing operations was $0.56 for the second quarter of 2008 compared to $0.82 in the second quarter of 2007. Excluding special items, the effective income tax rate in the second quarter of 2008 was 28.3% compared to 24.1% in the same period of 2007 primarily due to the recognition of foreign tax credits in the second quarter of 2007, which were generated in prior years.
Income from continuing operations was $107 million in the second quarter of 2008 compared to $145 million in 2007. Excluding special items, which net to zero in 2008 and a $33 million charge in 2007, income from continuing operations was $107 million for the second quarter of 2008 compared to $178 million in 2007. The decline in 2008 results was primarily due to lower vacation ownership results and the inclusion, in 2007, of a $27 million gain from the sale of several hotels by a joint venture in which we held a minority interest.
Net income was $105 million and EPS was $0.56 in the second quarter of 2008 compared to $145 million and EPS of $0.67 in the second quarter of 2007.
Frits van Passchen, CEO said, “Starwood’s global footprint and strong brands drove the Company’s second quarter results above expectations and ahead of our competition. While international lodging demand remains solid, the economic picture in the US has continued to deteriorate, with lodging demand dropping significantly in May. We are pleased with our second quarter performance, but are focused on managing costs to minimize the impact of this slowdown. Despite the US economic picture, we remain bullish on our long-term growth prospects. Today, our pipeline consists of more than 120,000 high quality rooms with almost 60% outside the US.”
Operating Results
Second Quarter Ended June 30, 2008
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 9.6% (4.8% using constant dollars) compared to the second quarter of 2007. International System-wide REVPAR for Same-Store Hotels increased 18.6% (8.7% using constant dollars). Worldwide System-wide REVPAR increases by region were: 26.1% in Africa and the Middle East, 18.9% in Europe, 16.1% in Latin America, 14.0% in Asia Pacific, and 3.0% in North America. Worldwide System-wide REVPAR increases by brand were: Le Méridien 18.7%, Sheraton 10.5%, Four Points by Sheraton 9.5%, St. Regis/Luxury Collection 9.0%, Westin 5.6%, and W Hotels 1.5%.
Management fees, franchise fees and other income were $218 million, up $23 million, or 11.8%, from the second quarter of 2007. Management fees grew 8.5% to $115 million and franchise fees grew 18.9% to $44 million.

Approximately 55% of the Company’s management and franchise fees are generated in markets outside the United States.
During the second quarter of 2008, the Company signed 37 hotel management and franchise contracts representing approximately 9,000 rooms of which 36 were new builds and 1 was a conversion from another brand. At June 30, 2008, the Company had approximately 500 hotels in the active pipeline representing over 120,000 rooms, driven by strong interest in all Starwood brands. Of these rooms, almost 70% are in the upper upscale and luxury segments and almost 60% are in international locations.
During the second quarter of 2008, 21 new hotels and resorts (representing approximately 5,000 rooms) entered the system, including the W Istanbul (Istanbul, Turkey, 134 rooms), the Sheraton Huizhou Beach Resort (Guangdong, China, 293 rooms) and three aloft hotels, officially launching our new brand. Thirteen properties (representing approximately 4,000 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 6.8%. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 5.2%. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 9.3% (down 2.0% using constant dollars).
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 4.4% while costs and expenses increased 5.2% when compared to 2007. Margins at these hotels decreased 58 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 5.9% while costs and expenses increased 7.1% when compared to 2007. Margins at these hotels decreased 84 basis points.
Approximately 45% of Starwood’s Owned Hotel earnings (before depreciation) are generated from outside the United States.
Revenues at owned, leased and consolidated joint venture hotels were $620 million when compared to $634 million in 2007. Reported revenues and operating income were impacted by the sale or closure of 11 hotels since the beginning of the second quarter of 2007. These hotels had $0 million of revenues and $1 million of expenses (before depreciation) in 2008 as compared to $40 million of revenues and $35 million of expenses (before depreciation) in the same quarter of 2007.
Vacation Ownership
Total vacation ownership reported revenues decreased 28.4% to $192 million when compared to 2007. Reported revenues are impacted by the timing of the recognition of deferred revenues under percentage of completion accounting for projects under construction. During the second quarter of 2008, the Company was actively selling vacation ownership interests at 18 resorts and is also in the predevelopment phase of new fractional or vacation ownership resorts in California, Colorado, Hawaii, and Mexico.

Originated contract sales of vacation ownership intervals decreased 25.7% primarily due to the sellout of the Company’s Westin Ka’anapali Ocean Resort North in Maui and a decline in demand. The impact in Hawaii was partly offset by strong results in Orlando. The average price per vacation ownership unit sold decreased 19.1% to approximately $21,000, driven by a higher sales mix of lower priced biennial inventory in Hawaii. The number of contracts signed decreased 7.7% when compared to 2007.
Vacation ownership results were ahead of the Company’s expectations for the second quarter, primarily due to the favorable product mix of units sold, timing of expenses and other items that were realized earlier than expected. However, the Company now expects that full year 2008 results will be lower than prior guidance due to lower sales in Hawaii and of our fractional product, as well as lower financing income.
Conditions remain uncertain in the asset backed securities market. The Company continues to expect that it will complete a sale of vacation ownership notes receivable before the end of 2008. However, given market conditions, the Company is now assuming that it will sell a smaller amount of receivables, and based on current advance rates and spreads, it now expects the gain from this sale to be $10 million to $15 million, down $20 million from prior expectations.
Residential
During the second quarter of 2008, the Company’s residential revenues were $2 million compared to $6 million in the prior year as our completed residential inventory is substantially sold out.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 7.0% to $138 million compared to the second quarter of 2007. The increase was primarily due to the impact of foreign currency exchange rates and the reversal, in 2007, of a litigation reserve as a result of a favorable outcome to the Company.
Asset Sales
During the second quarter of 2008, the Company entered into purchase and sale agreements for the sale of two wholly-owned hotels. The expected proceeds from the sales, which are expected to close later in 2008, are approximately $123 million.
Capital
Gross capital spending during the quarter included approximately $61 million in renovations of hotel assets including construction capital at the Sheraton Steamboat Resort, Sheraton Fiji Resort, W Times Square, aloft Philadelphia, aloft Lexington and element Lexington. Investment spending on gross vacation ownership interest (“VOI”) inventory was $120 million, which was offset by cost of sales of $36 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Sheraton Vistana Villages in Orlando, the Westin St. John Resort and Villas in the Virgin Islands, the Westin Riverfront Resort in Avon, and the Westin Lagunamar Ocean Resort in Cancun, as well as construction costs at the St. Regis Bal Harbour Resort in Miami Beach.

Share Repurchase
During the second quarter of 2008, the Company repurchased approximately 3.8 million shares at a total cost of approximately $182 million. In the six months ended June 30, 2008, the Company repurchased approximately 9.9 million shares at a total cost of approximately $459 million. At June 30, 2008, approximately $134 million remained available under the Company’s previously approved share repurchase authorization. Starwood had approximately 187 million shares outstanding (including partnership units) at June 30, 2008.
Balance Sheet
At June 30, 2008, the Company had total debt of $4.054 billion and cash and cash equivalents (including $180 million of restricted cash) of $308 million, or net debt of $3.746 billion, compared to net debt of $3.229 billion at the end of 2007.
In May 2008, the Company completed a public offering of $200 million of the Company’s 6.25% Senior Notes due 2013 and $400 million of the Company’s 6.75% Senior Notes due 2018. The net proceeds were used to pay down the Company’s revolving credit facility.
At June 30, 2008, debt was approximately 59% fixed rate and 41% floating rate and its weighted average maturity was 4.3 years with a weighted average interest rate of 5.5%. The Company had cash (including total restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.914 billion.
Results for the Six Months Ended June 30, 2008
EPS from continuing operations decreased to $0.99 compared to $1.23 in 2007. Excluding special items, EPS from continuing operations was $1.01 compared to $1.30 in 2007. Excluding special items, income from continuing operations was $190 million compared to $282 million in 2007. Net income was $137 million and EPS was $0.73 compared to $267 million and $1.23, respectively, in 2007. Total Company Adjusted EBITDA, which was impacted by the sale or closure of 12 hotels since the beginning of 2007, was $554 million compared to $647 million in 2007.
Outlook
The uncertainty surrounding the U.S. economic environment and its impact on travel patterns continues to make it difficult to predict future results.
For the full year 2008:
•	Assuming a REVPAR growth range at Same-Store Company Operated Hotels Worldwide of 6% to 8% and a REVPAR growth range at Branded Same-Store Company Owned Hotels in North America of 2% to 3%:
•	Adjusted EBITDA would be between $1.180 billion and $1.220 billion.

•	EPS before special items would be between $2.17 and $2.32.

•	North America Same-Store Branded Owned Hotel EBITDA change of flat to down 3% versus 2007 with margin declines of 50 to 100 basis points.

•	Management and franchise revenue growth between 10% and 12%.

•	Operating income from our vacation ownership and residential business will decline $80 million to $100 million versus 2007 (including potential gains on sale of vacation ownership notes receivable of $10 million to $15 million in the third quarter 2008).

•	Income from continuing operations before special items would be between $407 million and $434 million reflecting an effective tax rate of 31%.
•	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $500 million, including $300 million for maintenance, renovation and technology and $200 million for other growth initiatives. Additionally, net capital expenditures for vacation ownership and residential inventory, including Bal Harbour, would be approximately $275 million.

•	Full year depreciation and amortization expense would be approximately $360 million.

•	Full year interest expense would be approximately $230 million and cash taxes of approximately $150 million.

•	Full year weighted average diluted shares outstanding of 187 million.

•	The Company expects to open approximately 80 to 100 hotels (representing approximately 20,000 rooms) in 2008 and is targeting signing 200 hotel management and franchise contracts in 2008.
For the three months ended September 30, 2008:
•	Adjusted EBITDA is expected to be $290 million to $305 million assuming:
•	REVPAR growth at Same-Store Company Operated Hotels worldwide of 6% to 8%.

•	REVPAR change at Branded Same-Store Owned Hotels in North America of -1% to 1%.

•	North America Branded Same-Store Owned Hotel EBITDA change of -5% to -8% with margin declines of 100 to 150 basis points.

•	Growth from management and franchise revenues of 7% to 9%.

•	Operating income from our vacation ownership and residential business will be down $20 million to $25 million (including potential gains on sale of vacation ownership notes of $10 million to $15 million).
•	Income from continuing operations, before special items, is expected to be approximately $96 million to $106 million, reflecting an effective tax rate of approximately 31%.

•	EPS before special items is expected to be approximately $0.52 to $0.57.

Special Items
The Company’s special items netted to zero in the second quarter of 2008 compared to $33 million of net charges (after-tax) in the same period of 2007.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Six Months Ended
June 30,			June 30,
2008	2007		2008	2007

$107	$178	Income from continuing operations before special items	$190	$282

$0.56	$0.82	EPS before special items	$1.01	$1.30

		Special Items
(1)	(49)	Restructuring and other special charges, net (a)	(10)	(47)
1	(8)	Gain/(loss) on asset dispositions and impairments, net (b)	—	3

—	(57)	Total special items — pre-tax	(10)	(44)
—	25	Income tax benefit for special items (c)	6	27
—	(1)	Income tax (expense) benefits related to the transaction with Host (d)	—	3

—	(33)	Total special items — after-tax	(4)	(14)

$107	$145	Income from continuing operations	$186	$268

$0.56	$0.67	EPS including special items	$0.99	$1.23

(a)	During the three months ended June 30, 2008, the Company recorded additional costs related to the demolition of the Sheraton Bal Harbour. During the six months ended June 30, 2008, the Company recorded a restructuring charge associated with the reorganization of certain divisions and the consolidation of certain sites. During the three and six months ended June 30, 2007, the charge primarily relates to accelerated depreciation of fixed assets in connection with the conversion of the Sheraton Bal Harbour into a St. Regis Hotel with residences and fractional units, partially offset by the refund of insurance premiums related to a retired executive.

(b)	During the three and six months ended June 30, 2008, the Company recorded insurance proceeds related to fire damage at a hotel, offset in the case of the six month period, by the impairment charge in the first quarter of 2008 related to a hotel held for sale. For the three months ended June 30, 2007, primarily reflects a $29 million loss on the sale of three hotels offset by a $15 million gain on the sale of assets in which the Company held a minority interest and insurance proceeds of $6 million. The gain for the six months ended June 30, 2007 also includes an $11 million gain on the sale of one hotel.

(c)	For the six months ended June 30, 2008, the benefit relates to the reduction of valuation allowance for capital losses that are expected to be utilized prior to their expiration and the tax benefits at the statutory rate for the reorganization described in (a). In 2007, the amount represents taxes on special items at the Company’s incremental tax rate and the favorable impact of capital loss utilization.

(d)	Primarily relates to a deferred tax asset recognized on the deferred gain and other tax (expense) benefits realized in connection with the Host transaction.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. (EST) today at (913) 312-0408. The conference call will be available through simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through Thursday, July 31, 2008 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 4161680).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.

All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 910 properties in more than 100 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2008	2007	Variance		2008	2007	Variance

			Revenues
$620	$634	(2.2)	Owned, leased and consolidated joint venture hotels	$1,180	$1,193	(1.1)
194	274	(29.2)	Vacation ownership and residential sales and services	387	506	(23.5)
218	195	11.8	Management fees, franchise fees and other income	424	386	9.8
541	469	15.4	Other revenues from managed and franchised properties (a)	1,048	918	14.2

1,573	1,572	0.1		3,039	3,003	1.2

			Costs and Expenses
454	461	1.5	Owned, leased and consolidated joint venture hotels	892	897	0.6
159	201	20.9	Vacation ownership and residential	317	380	16.6
138	129	(7.0)	Selling, general, administrative and other	268	244	(9.8)
1	49	98.0	Restructuring and other special charges, net	10	47	78.7
72	67	(7.5)	Depreciation	143	134	(6.7)
9	7	(28.6)	Amortization	16	13	(23.1)
541	469	(15.4)	Other expenses from managed and franchised properties (a)	1,048	918	(14.2)

1,374	1,383	0.7		2,694	2,633	(2.3)
199	189	5.3	Operating income	345	370	(6.8)
5	34	(85.3)	Equity earnings and gains and losses from unconsolidated ventures, net	11	46	(76.1)
(55)	(36)	(52.8)	Interest expense, net of interest income of $1, $3, $3 and $10	(102)	(68)	(50.0)
1	(8)	n/m	Gain/(loss) on asset dispositions and impairments, net	—	3	n/m

150	179	(16.2)	Income from continuing operations before taxes and minority equity	254	351	(27.6)
(42)	(33)	(27.3)	Income tax expense	(68)	(84)	19.0
(1)	(1)	—	Minority equity in net (income)/loss	—	1	n/m

107	145	(26.2)	Income from continuing operations	186	268	(30.6)
			Discontinued Operations:
(2)	—	n/m	Net loss on dispositions	(49)	(1)	n/m

$105	$145	(27.6)	Net income	$137	$267	(48.7)

			Earnings (Loss) Per Share — Basic
$0.58	$0.69	(15.9)	Continuing operations	$1.01	$1.28	(21.1)
(0.01)	—	n/m	Discontinued operations	(0.26)	—	n/m

$0.57	$0.69	(17.4)	Net income	$0.75	$1.28	(41.4)

			Earnings (Loss) Per Share — Diluted
$0.56	$0.67	(16.4)	Continuing operations	$0.99	$1.23	(19.5)
—	—	—	Discontinued operations	(0.26)	—	n/m

$0.56	$0.67	(16.4)	Net income	$0.73	$1.23	(40.7)

184	208		Weighted average number of Shares	184	209

188	216		Weighted average number of Shares assuming dilution	188	217

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$128	$162
Restricted cash	172	196
Accounts receivable, net of allowance for doubtful accounts of $52 and $50	626	616
Inventories	896	714
Prepaid expenses and other	172	136

Total current assets	1,994	1,824
Investments	429	423
Plant, property and equipment, net	3,810	3,850
Assets held for sale (a)	183	—
Goodwill and intangible assets, net	2,279	2,302
Deferred tax assets	699	729
Other assets (b)	541	494

	$9,935	$9,622

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$571	$5
Accounts payable	185	201
Accrued expenses	1,164	1,175
Accrued salaries, wages and benefits	342	405
Accrued taxes and other	301	315

Total current liabilities	2,563	2,101
Long-term debt (c)	3,483	3,590
Deferred tax liabilities	32	28
Other liabilities	1,839	1,801

	7,917	7,520
Minority interest	26	26
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 186,954,645 and 190,998,585 shares at June 30, 2008 and December 31, 2007, respectively	2	2
Additional paid-in capital	602	868
Accumulated other comprehensive loss	(102)	(147)
Retained earnings	1,490	1,353

Total stockholders’ equity	1,992	2,076

	$9,935	$9,622

(a)	Includes six hotels expected to be sold in 2008.

(b)	Includes restricted cash of $8 million at June 30, 2008 and December 31, 2007, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $597 million and $572 million at June 30, 2008 and December 31, 2007, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
2008	2007	% Variance		2008	2007	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$105	$145	(27.6)	Net income	$137	$267	(48.7)
62	44	40.9	Interest expense(a)	116	87	33.3
44	33	33.3	Income tax expense(b)	117	85	37.6
79	75	5.3	Depreciation(c)	157	149	5.4
9	8	12.5	Amortization (d)	17	15	13.3

299	305	(2.0)	EBITDA	544	603	(9.8)
(1)	8	n/m	(Gain)/loss on asset dispositions and impairments, net	—	(3)	n/m
1	49	(98.0)	Restructuring and other special charges, net	10	47	(78.7)

$299	$362	(17.4)	Adjusted EBITDA	$554	$647	(14.4)

(a)	Includes $6 million and $5 million of interest expense related to unconsolidated joint ventures for the three months ended June 30, 2008 and 2007, respectively, and $11 million and $9 million for the six months ended June 30, 2008 and 2007, respectively.

(b)	Includes $2 million and $0 of tax expense recorded in discontinued operations for the three months ended June 30, 2008 and 2007, respectively, and $49 million and $1 million for the six months ended June 30, 2008 and 2007 respectively.

(c)	Includes $7 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2008 and 2007, respectively, and $14 million and $15 million for the six months ended June 30, 2008 and 2007, respectively.

(d)	Includes $0 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2008 and 2007, respectively, and $1 million and $2 million for the six months ended June 30, 2008 and 2007, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)

	Low Case
Three Months Ended		Year Ended
September 30, 2008		December 31, 2008

$96	Net income	$403
59	Interest expense	230
43	Income tax expense	177
92	Depreciation and amortization	360

290	EBITDA	1,170
—	Loss on asset disposition and impairments, net	—
—	Restructuring and other special charges, net	10

$290	Adjusted EBITDA	$1,180

Three Months Ended		Year Ended
September 30, 2008		December 31, 2008
$96	Income from continuing operations before special items	$407

$0.52	EPS before special items	$2.17

	Special Items
—	Restructuring and other special charges, net	(10)
—	Loss on asset dispositions and impairments, net	—

—	Total special items — pre-tax	(10)
—	Income tax benefit on special items	6

—	Total special items — after-tax	(4)

$96	Income from continuing operations	$403

$0.52	EPS including special items	$2.15

	High Case
Three Months Ended		Year Ended
September 30, 2008		December 31, 2008
$106	Net income	$430
59	Interest expense	230
48	Income tax expense	190
92	Depreciation and amortization	360

305	EBITDA	1,210
—	Loss on asset disposition and impairments, net	—
—	Restructuring and other special charges, net	10

$305	Adjusted EBITDA	$1,220

Three Months Ended		Year Ended
September 30, 2008		December 31, 2008
$106	Income from continuing operations before special items	$434

$0.57	EPS before special items	$2.32

	Special Items
—	Restructuring and other special charges, net	(10)
—	Loss on asset dispositions and impairments, net	—

—	Total special items — pre-tax	(10)
—	Income tax benefit on special items	6

—	Total special items — after-tax	(4)

$106	Income from continuing operations	$430

$0.57	EPS including special items	$2.30

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels(1)			%
2008	2007	Variance	Worldwide	2008	2007	Variance

			Revenue
$587	$554	6.0	Same-Store Owned Hotels	$1,100	$1,031	6.7
—	40	n/m	Hotels Sold or Closed in 2008 and 2007 (12 hotels)	2	90	(97.8)
31	38	(18.4)	Hotels Without Comparable Results (6 hotels)	76	70	8.6
2	2	—	Other ancillary hotel operations	2	2	—

$620	$634	(2.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,180	$1,193	(1.1)

			Costs and Expenses
$420	$393	(6.9)	Same-Store Owned Hotels	$822	$765	(7.5)
1	35	97.1	Hotels Sold or Closed in 2008 and 2007 (12 hotels)	3	73	95.9
31	31	—	Hotels Without Comparable Results (6 hotels)	65	57	(14.0)
2	2	—	Other ancillary hotel operations	2	2	—

$454	$461	1.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$892	$897	0.6

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2008	2007	Variance	North America	2008	2007	Variance

			Revenue
$357	$341	4.7	Same-Store Owned Hotels	$687	$654	5.0
—	40	n/m	Hotels Sold or Closed in 2008 and 2007 (12 hotels)	2	90	(97.8)
25	27	(7.4)	Hotels Without Comparable Results (3 hotels)	61	55	10.9

$382	$408	(6.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$750	$799	(6.1)

			Costs and Expenses
$257	$245	(4.9)	Same-Store Owned Hotels	$513	$486	(5.6)
1	35	97.1	Hotels Sold or Closed in 2008 and 2007 (12 hotels)	3	73	95.9
23	22	(4.5)	Hotels Without Comparable Results (3 hotels)	48	42	(14.3)

$281	$302	7.0	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$564	$601	6.2

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2008	2007	Variance	International	2008	2007	Variance

			Revenue
$230	$213	8.0	Same-Store Owned Hotels	$413	$377	9.5
—	—	—	Hotels Sold or Closed in 2008 and 2007 (0 hotels)	—	—	—
6	11	(45.5)	Hotels Without Comparable Results (3 hotels)	15	15	—
2	2	—	Other ancillary hotel operations	2	2	—

$238	$226	5.3	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$430	$394	9.1

			Costs and Expenses
$163	$148	(10.1)	Same-Store Owned Hotels	$309	$279	(10.8)
—	—	—	Hotels Sold or Closed in 2008 and 2007 (0 hotels)	—	—	—
8	9	11.1	Hotels Without Comparable Results (3 hotels)	17	15	(13.3)
2	2	—	Other ancillary hotel operations	2	2	—

$173	$159	(8.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$328	$296	(10.8)

(1)	Same-Store Owned Hotel Results exclude 12 hotels sold or closed in 2008 and 2007 and 6 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended June 30,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
TOTAL HOTELS
REVPAR ($)	135.91	123.97	9.6%	129.96	126.12	3.0%	143.66	121.15	18.6%
ADR ($)	189.89	174.04	9.1%	175.75	169.44	3.7%	209.78	180.71	16.1%
Occupancy (%)	71.6%	71.2%	0.4	73.9%	74.4%	-0.5	68.5%	67.0%	1.5

SHERATON
REVPAR ($)	117.26	106.16	10.5%	113.84	110.08	3.4%	121.57	101.22	20.1%
ADR ($)	166.04	151.30	9.7%	155.04	149.14	4.0%	181.16	154.36	17.4%
Occupancy (%)	70.6%	70.2%	0.4	73.4%	73.8%	-0.4	67.1%	65.6%	1.5

WESTIN
REVPAR ($)	149.90	141.92	5.6%	146.03	141.03	3.5%	161.09	144.52	11.5%
ADR ($)	201.95	191.44	5.5%	192.58	185.55	3.8%	231.52	210.34	10.1%
Occupancy (%)	74.2%	74.1%	0.1	75.8%	76.0%	-0.2	69.6%	68.7%	0.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	258.85	237.46	9.0%	232.69	233.18	-0.2%	276.73	240.37	15.1%
ADR ($)	391.61	349.19	12.1%	347.27	340.97	1.8%	422.61	354.85	19.1%
Occupancy (%)	66.1%	68.0%	-1.9	67.0%	68.4%	-1.4	65.5%	67.7%	-2.2

LE MERIDIEN
REVPAR ($)	165.26	139.22	18.7%	246.42	239.06	3.1%	158.62	131.00	21.1%
ADR ($)	230.05	198.27	16.0%	318.47	304.26	4.7%	222.20	188.41	17.9%
Occupancy (%)	71.8%	70.2%	1.6	77.4%	78.6%	-1.2	71.4%	69.5%	1.9

W
REVPAR ($)	227.78	224.46	1.5%	230.19	229.27	0.4%	204.70	178.23	14.9%
ADR ($)	301.72	294.87	2.3%	299.88	292.42	2.6%	323.08	329.01	-1.8%
Occupancy (%)	75.5%	76.1%	-0.6	76.8%	78.4%	-1.6	63.4%	54.2%	9.2

FOUR POINTS
REVPAR ($)	87.08	79.49	9.5%	80.48	77.89	3.3%	104.74	83.75	25.1%
ADR ($)	120.76	110.06	9.7%	111.05	105.44	5.3%	147.24	123.48	19.2%
Occupancy (%)	72.1%	72.2%	-0.1	72.5%	73.9%	-1.4	71.1%	67.8%	3.3

OTHER
REVPAR ($)	116.23	110.34	5.3%	116.23	110.34	5.3%
ADR ($)	167.85	162.99	3.0%	167.85	162.99	3.0%
Occupancy (%)	69.2%	67.7%	1.5	69.2%	67.7%	1.5

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2008	2007	Var.	2008	2007	Var.
TOTAL WORLDWIDE
REVPAR ($)	135.91	123.97	9.6%	154.48	140.09	10.3%
ADR ($)	189.89	174.04	9.1%	212.12	194.34	9.1%
Occupancy (%)	71.6%	71.2%	0.4	72.8%	72.1%	0.7

NORTH AMERICA
REVPAR ($)	129.96	126.12	3.0%	160.21	155.25	3.2%
ADR ($)	175.75	169.44	3.7%	209.16	202.02	3.5%
Occupancy (%)	73.9%	74.4%	-0.5	76.6%	76.9%	-0.3

EUROPE
REVPAR ($)	189.07	159.01	18.9%	206.86	178.08	16.2%
ADR ($)	266.68	224.53	18.8%	281.78	243.75	15.6%
Occupancy (%)	70.9%	70.8%	0.1	73.4%	73.1%	0.3

AFRICA & MIDDLE EAST
REVPAR ($)	146.32	116.03	26.1%	149.40	117.84	26.8%
ADR ($)	200.47	167.32	19.8%	202.26	168.51	20.0%
Occupancy (%)	73.0%	69.3%	3.7	73.9%	69.9%	4.0

ASIA PACIFIC
REVPAR ($)	112.94	99.05	14.0%	109.11	95.14	14.7%
ADR ($)	175.23	154.65	13.3%	170.10	149.43	13.8%
Occupancy (%)	64.5%	64.0%	0.5	64.1%	63.7%	0.4

LATIN AMERICA
REVPAR ($)	90.37	77.86	16.1%	96.17	83.48	15.2%
ADR ($)	137.08	128.27	6.9%	150.05	139.42	7.6%
Occupancy (%)	65.9%	60.7%	5.2	64.1%	59.9%	4.2

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended June 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
	67 Hotels			36 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	183.05	171.47	6.8%	184.03	174.86	5.2%	181.50	166.06	9.3%
ADR ($)	246.17	232.29	6.0%	237.42	228.29	4.0%	261.76	239.34	9.4%
Occupancy (%)	74.4%	73.8%	0.6	77.5%	76.6%	0.9	69.3%	69.4%	-0.1

Total Revenue	586,912	553,583	6.0%	357,206	340,786	4.8%	229,706	212,797	7.9%
Total Expenses	420,386	393,200	6.9%	257,741	245,150	5.1%	162,645	148,050	9.9%

	59 Hotels			28 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	190.34	178.14	6.8%	196.94	187.14	5.2%	181.50	166.06	9.3%
ADR ($)	254.06	239.15	6.2%	249.03	239.03	4.2%	261.76	239.34	9.4%
Occupancy (%)	74.9%	74.5%	0.4	79.1%	78.3%	0.8	69.3%	69.4%	-0.1

Total Revenue	548,873	518,531	5.9%	319,167	305,734	4.4%	229,706	212,797	7.9%
Total Expenses	389,449	363,545	7.1%	226,804	215,495	5.2%	162,645	148,050	9.9%

(1)	Hotel Results exclude 12 hotels sold or closed and 6 hotels without comparable results during 2008 & 2007

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended June 30,
UNAUDITED ($ millions)

	Worldwide
	2008	2007	$ Variance	% Variance
Management Fees:
Base Fees	75	72	3	4.2%
Incentive Fees	40	34	6	17.6%

Total Management Fees	115	106	9	8.5%

Franchise Fees	44	37	7	18.9%

Total Management & Franchise Fees	159	143	16	11.2%

Other Management & Franchise Revenues (1)	24	21	3	14.3%

Total Management & Franchise Revenues	183	164	19	11.6%

Other (2)	35	31	4	12.9%

Management Fees, Franchise Fees & Other Income	218	195	23	11.8%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $21 million in 2008 and $20 million in 2007 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended June 30,
UNAUDITED ($ millions)

	2008	2007	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	142	191	(25.7%)
Other Sales and Services Revenues (2)	51	47	8.5%
Deferred Revenues — Percentage of Completion	(5)	30	n/m
Deferred Revenues — Other (3)	4	—	n/m

Vacation Ownership Sales and Services Revenues	192	268	(28.4%)
Residential Sales and Services Revenues	2	6	(66.7%)

Total Vacation Ownership & Residential Sales and Services Revenues	194	274	(29.2%)

Originated Sales Expenses (4) — Vacation Ownership Sales	95	121	21.5%
Other Expenses (5)	57	54	(5.6%)
Deferred Expenses — Percentage of Completion	(2)	15	n/m
Deferred Expenses — Other	8	8	—

Vacation Ownership Expenses	158	198	20.2%
Residential Expenses	1	3	66.7%

Total Vacation Ownership & Residential Expenses	159	201	20.9%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss, offset by the recognition of revenues previously deferred where the recission period has expired

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Six Months Ended June 30,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
TOTAL HOTELS
REVPAR ($)	129.37	118.85	8.9%	123.14	119.72	2.9%	137.48	117.73	16.8%
ADR ($)	188.17	172.07	9.4%	175.34	167.75	4.5%	205.73	178.15	15.5%
Occupancy (%)	68.8%	69.1%	-0.3	70.2%	71.4%	-1.2	66.8%	66.1%	0.7

SHERATON
REVPAR ($)	111.05	101.89	9.0%	104.55	101.74	2.8%	119.16	102.07	16.7%
ADR ($)	163.72	149.41	9.6%	150.80	144.50	4.4%	180.67	156.02	15.8%
Occupancy (%)	67.8%	68.2%	-0.4	69.3%	70.4%	-1.1	66.0%	65.4%	0.6

WESTIN
REVPAR ($)	144.16	136.88	5.3%	142.90	138.50	3.2%	147.72	132.29	11.7%
ADR ($)	202.75	190.48	6.4%	196.52	187.10	5.0%	221.94	201.20	10.3%
Occupancy (%)	71.1%	71.9%	-0.8	72.7%	74.0%	-1.3	66.6%	65.8%	0.8

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	247.85	227.19	9.1%	248.63	244.14	1.8%	247.29	215.14	14.9%
ADR ($)	379.84	340.91	11.4%	365.04	359.67	1.5%	391.20	327.15	19.6%
Occupancy (%)	65.3%	66.6%	-1.3	68.1%	67.9%	0.2	63.2%	65.8%	-2.6

LE MERIDIEN
REVPAR ($)	157.40	133.65	17.8%	220.76	214.33	3.0%	152.16	126.97	19.8%
ADR ($)	225.50	194.87	15.7%	306.56	288.76	6.2%	218.57	186.39	17.3%
Occupancy (%)	69.8%	68.6%	1.2	72.0%	74.2%	-2.2	69.6%	68.1%	1.5

W
REVPAR ($)	216.35	208.72	3.7%	214.71	211.10	1.7%	232.15	185.80	24.9%
ADR ($)	297.24	283.75	4.8%	289.42	279.14	3.7%	391.14	346.14	13.0%
Occupancy (%)	72.8%	73.6%	-0.8	74.2%	75.6%	-1.4	59.4%	53.7%	5.7

FOUR POINTS
REVPAR ($)	79.15	72.89	8.6%	74.54	71.60	4.1%	93.36	76.85	21.5%
ADR ($)	115.91	106.18	9.2%	109.44	103.13	6.1%	135.59	115.98	16.9%
Occupancy (%)	68.3%	68.7%	-0.4	68.1%	69.4%	-1.3	68.9%	66.3%	2.6

OTHER
REVPAR ($)	97.98	93.68	4.6%	97.98	93.68	4.6%
ADR ($)	160.16	154.37	3.8%	160.16	154.37	3.8%
Occupancy (%)	61.2%	60.7%	0.5	61.2%	60.7%	0.5

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2008	2007	Var.	2008	2007	Var.
TOTAL WORLDWIDE
REVPAR ($)	129.37	118.85	8.9%	146.59	133.45	9.8%
ADR ($)	188.17	172.07	9.4%	208.84	190.81	9.4%
Occupancy (%)	68.8%	69.1%	-0.3	70.2%	69.9%	0.3

NORTH AMERICA
REVPAR ($)	123.14	119.72	2.9%	151.18	146.87	2.9%
ADR ($)	175.34	167.75	4.5%	207.50	199.06	4.2%
Occupancy (%)	70.2%	71.4%	-1.2	72.9%	73.8%	-0.9

EUROPE
REVPAR ($)	161.36	138.14	16.8%	175.31	151.08	16.0%
ADR ($)	246.95	210.02	17.6%	259.91	225.24	15.4%
Occupancy (%)	65.3%	65.8%	-0.5	67.4%	67.1%	0.3

AFRICA & MIDDLE EAST
REVPAR ($)	150.99	124.07	21.7%	153.19	125.64	21.9%
ADR ($)	208.71	177.49	17.6%	210.60	178.92	17.7%
Occupancy (%)	72.3%	69.9%	2.4	72.7%	70.2%	2.5

ASIA PACIFIC
REVPAR ($)	119.91	104.39	14.9%	114.78	98.53	16.5%
ADR ($)	183.36	159.81	14.7%	175.89	152.42	15.4%
Occupancy (%)	65.4%	65.3%	0.1	65.3%	64.6%	0.7

LATIN AMERICA
REVPAR ($)	95.88	85.34	12.4%	103.06	92.64	11.2%
ADR ($)	143.70	134.86	6.6%	155.28	147.54	5.2%
Occupancy (%)	66.7%	63.3%	3.4	66.4%	62.8%	3.6

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Six Months Ended June 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
	67 Hotels			36 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	172.12	159.50	7.9%	176.32	165.65	6.4%	165.33	149.56	10.5%
ADR ($)	240.87	223.67	7.7%	240.36	225.80	6.4%	241.75	219.94	9.9%
Occupancy (%)	71.5%	71.3%	0.2	73.4%	73.4%	0.0	68.4%	68.0%	0.4

Total Revenue	1,100,108	1,030,700	6.7%	687,469	653,112	5.3%	412,639	377,588	9.3%
Total Expenses	821,742	765,445	7.4%	512,813	485,793	5.6%	308,929	279,652	10.5%

	59 Hotels			28 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	180.25	166.72	8.1%	191.23	179.34	6.6%	165.33	149.56	10.5%
ADR ($)	248.33	230.03	8.0%	252.71	236.69	6.8%	241.75	219.94	9.9%
Occupancy (%)	72.6%	72.5%	0.1	75.7%	75.8%	-0.1	68.4%	68.0%	0.4

Total Revenue	1,035,105	968,650	6.9%	622,466	591,062	5.3%	412,639	377,588	9.3%
Total Expenses	763,081	709,193	7.6%	454,152	429,541	5.7%	308,929	279,652	10.5%

(1)	Hotel Results exclude 12 hotels sold or closed and 6 hotels without comparable results during 2008 & 2007

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Six Months Ended June 30,
UNAUDITED ($ millions)

	Worldwide
	2008	2007	$ Variance	% Variance
Management Fees:
Base Fees	143	134	9	6.7%
Incentive Fees	77	63	14	22.2%

Total Management Fees	220	197	23	11.7%

Franchise Fees	83	70	13	18.6%

Total Management & Franchise Fees	303	267	36	13.5%

Other Management & Franchise Revenues (1)	49	43	6	14.0%

Total Management & Franchise Revenues	352	310	42	13.5%

Other (2)	72	76	(4)	-5.3%

Management Fees, Franchise Fees & Other Income	424	386	38	9.8%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $42 million in 2008 and $40 million in 2007 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	The amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue. In 2007, amount includes $18 million of income earned from the Company’s carried interests in the Westin Boston Waterfront Hotel which was earned when the hotel was sold by its owners in January 2007.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Six Months Ended June 30,
UNAUDITED ($ millions)

	2008	2007	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	305	366	(16.7%)
Other Sales and Services Revenues (2)	105	91	15.4%
Deferred Revenues — Percentage of Completion	(29)	35	n/m
Deferred Revenues — Other (3)	2	4	(50.0%)

Vacation Ownership Sales and Services Revenues	383	496	(22.8%)
Residential Sales and Services Revenues	4	10	(60.0%)

Total Vacation Ownership & Residential Sales and Services Revenues	387	506	(23.5%)

Originated Sales Expenses (4) — Vacation Ownership Sales	212	235	9.8%
Other Expenses (5)	103	103	—
Deferred Expenses — Percentage of Completion	(15)	18	n/m
Deferred Expenses — Other	13	16	18.8%

Vacation Ownership Expenses	313	372	15.9%
Residential Expenses	4	8	50.0%

Total Vacation Ownership & Residential Expenses	317	380	16.6%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss, offset by the recognition of revenues previously deferred where the recission period has expired

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of June 30, 2008
UNAUDITED ($ millions)
Properties without comparable results in 2008:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin St. John Resort & Villas	St. John, Virgin Islands
Westin Peachtree	Atlanta, GA
Sheraton Fiji Resort	Nadi, Fiji
Westin Denarau Island Resort & Spa	Nadi, Fiji
Hotel Des Bains	Venice, Italy
Properties sold or closed in 2008 and 2007:

Property	Location
Westin Fort Lauderdale	Ft. Lauderdale, FL
Days Inn City Center	Portland, OR
Sheraton Nashua Hotel	Nashua, NH
Four Points by Sheraton Denver Cherry Creek	Denver, CO
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
Sheraton Edison	Edison, NJ
Four Points Hyannis	Hyannis, MA
Four Points Portland	Portland, OR
Sheraton South Portland	Portland, ME
Westin Galleria	Houston, TX
Westin Oaks	Houston, TX
Caesar’s Brookdale	Scotrun, PA
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $180 million)	$308
Debt	$4,054
Revenues and Expenses Associated with Assets Sold or Closed in 2008 and 2007 (1):

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold or Closed in 2007:
2007
Revenues	$48	$39	$24	$10	$121
Expenses (excluding depreciation)	$36	$33	$18	$9	$96

Hotels Sold or Closed in 2008:
2008
Revenues	$2	$—	$—	$—	$2
Expenses (excluding depreciation)	$2	$1	$—	$—	$3

2007
Revenues	$2	$1	$2	$1	$6
Expenses (excluding depreciation)	$2	$2	$2	$2	$8

(1)	Results consist of 1 hotel closed in 2008 and 11 hotels sold or closed in 2007. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2008 and 2007.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Six Months Ended June 30, 2008
UNAUDITED ($ millions)

	Q2	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	61	118
Corporate/IT	18	43

Subtotal	79	161

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	26	54
Net capital expenditures for inventory (1)	84	151

Subtotal	110	205

Development Capital	8	28

Total Capital Expenditures	197	394

(1)	Represents gross inventory capital expenditures of $120 and $226 in the three and six months ended June 30, 2008, respectively, less cost of sales of $36 and $75 in the three and six months ended June 30, 2008, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2008 Divisional Hotel Inventory Summary by Ownership by Brand
June 30, 2008

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	10	5,030	8	1,727	5	2,713	2	821	25	10,291
Westin	5	2,849	5	1,065	3	902	1	273	14	5,089
Four Points	3	579	—	—	—	—	1	630	4	1,209
W	9	3,172	—	—	—	—	—	—	9	3,172
Luxury Collection	1	647	7	828	1	180	—	—	9	1,655
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	8	2,189	—	—	—	—	—	—	8	2,189

Total Owned	39	15,134	21	3,781	9	3,795	4	1,724	73	24,434

Managed & UJV
Sheraton	45	29,699	69	20,504	14	2,751	52	18,401	180	71,355
Westin	49	26,773	15	4,089	—	—	15	5,432	79	36,294
Four Points	2	646	8	1,536	3	427	6	1,639	19	4,248
W	9	2,735	1	134	1	237	2	330	13	3,436
Luxury Collection	9	2,054	9	1,527	7	250	—	—	25	3,831
St. Regis	5	1,091	1	95	—	—	3	900	9	2,086
Le Meridien	5	741	67	16,456	1	130	22	5,802	95	23,129
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	125	63,739	171	44,341	26	3,795	100	32,504	422	144,379

Franchised
Sheraton	150	45,100	27	6,626	8	2,204	14	5,651	199	59,581
Westin	50	16,770	5	2,030	3	600	7	1,939	65	21,339
Four Points	87	14,488	12	1,671	6	840	2	235	107	17,234
Luxury Collection	2	385	14	1,795	—	—	7	2,022	23	4,202
Le Meridien	5	1,553	8	3,178	1	213	2	554	16	5,498
aloft	3	402	—	—	—	—	—	—	3	402

Total Franchised	297	78,698	66	15,300	18	3,857	32	10,401	413	108,256

Systemwide
Sheraton	205	79,829	104	28,857	27	7,668	68	24,873	404	141,227
Westin	104	46,392	25	7,184	6	1,502	23	7,644	158	62,722
Four Points	92	15,713	20	3,207	9	1,267	9	2,504	130	22,691
W	18	5,907	1	134	1	237	2	330	22	6,608
Luxury Collection	12	3,086	30	4,150	8	430	7	2,022	57	9,688
St. Regis	8	1,759	2	256	—	—	3	900	13	2,915
Le Meridien	10	2,294	75	19,634	2	343	24	6,356	111	28,627
aloft	3	402	—	—	—	—	—	—	3	402
Other	9	2,189	1	—	—	—	—	—	10	2,189

Total Systemwide	461	157,571	258	63,422	53	11,447	136	44,629	908	277,069

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of June 30, 2008
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout
Sheraton	8	6	7	2,781	307	1,394	4,482
Westin	12	6	7	1,283	180	1,070	2,533
St. Regis	2	2	2	51	12	—	63
The Luxury Collection	1	1	1	6	—	6	12
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	26	18	17	4,245	499	2,471	7,215

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	28	19	18	4,443	499	2,511	7,453

Total Intervals Including UJV’s (7)				231,036	25,948	130,572	387,556

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation and in active sales.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.